    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 1999
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                                       ON
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                            PARKWAY PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

             MARYLAND                               74-2123597
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

                          ONE JACKSON PLACE, SUITE 1000
                             188 EAST CAPITOL STREET
                         JACKSON, MISSISSIPPI 39201-2195
                                 (601) 948-4091
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          PARKWAY PROPERTIES, INC. EMPLOYEE EXCELLENCE RECOGNITION PLAN PARKWAY PROPERTIES, INC. 1997 NON-EMPLOYEE DIRECTORS' STOCK OWNERSHIP PLAN
     PARKWAY PROPERTIES, INC. 1994 STOCK OPTION AND LONG TERM INCENTIVE PLAN
      PARKWAY PROPERTIES, INC. 1991 DIRECTORS STOCK OPTION PLAN, AS AMENDED
                            (Full title of the plans)

             STEVEN G. ROGERS, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          ONE JACKSON PLACE, SUITE 1000
                             188 EAST CAPITOL STREET
                         JACKSON, MISSISSIPPI 39201-2195
                                 (601) 948-4091
   (Address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             JOSEPH P. KUBAREK, ESQ.
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                             800 FLEET BANK BUILDING
                              TWELVE FOUNTAIN PLAZA
                             BUFFALO, NEW YORK 14202
                                 (716) 856-0600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO A DIVIDEND OR INTEREST REINVESTMENT PLAN, PLEASE CHECK THE FOLLOWING BOX. [ ]

    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN THE SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================

        Title of Securities            Amount to be      Proposed Maximum Offering   Proposed Maximum Aggregate       Amount of
          to be Registered               Registered          Price Per Unit (1)           Offering Price (1)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $0.001 par
value per share                       715,645 shares              $31.59375                 $22,609,910                   $6,286
===================================================================================================================================

1. In compliance with Rule 457 of the Securities Act of 1933, as amended, estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low sales prices, as reported on the New York Stock Exchange, of the common stock, on October 8, 1999.
================================================================================

                                     PART I


         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 on Form S-3 for offers of shares of common stock of Parkway Properties, Inc. pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement will be sent or given to the plan participants. The prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of unregistered shares of common stock acquired pursuant to the benefit plans referred to herein and for the reofferings and resales of registered shares of common stock of Parkway Properties, Inc. which may be issued in the future upon the exercise of options granted under the benefit plans referred to herein (hereinafter such prospectus will be referred to as the "Prospectus").

                            PARKWAY PROPERTIES, INC.
                                RESALE PROSPECTUS


         This Prospectus is being used in connection with the offering from time to time by our executive officers and directors (the "Selling Stockholders") of our Common Stock which may be acquired upon the exercise of stock options pursuant to our Employee Excellence Recognition Plan (the "Recognition Plan"), our 1997 Non-Employee Directors' Stock Ownership Plan (the "1997 Plan"), our 1994 Stock Option and Long Term Incentive Plan (the "1994 Plan") and our 1991 Directors Stock Option Plan, as amended (the "1991 Plan"), (collectively, the Recognition Plan, the 1997 Plan, the 1994 Plan and the 1991 Plan are referred to herein as the "Plans").

         The Common Stock issuable upon exercise of the options covered by the Plans may be sold from time to time by any and all of the Selling Stockholders or their transferees, for their own benefit. Such sales may be made in open-market or privately-negotiated transactions which may involve underwriters or bankers. We will not receive any of the proceeds from such sales but we will bear certain expenses of registration of the Common Stock under federal and state securities laws.

         Our Common Stock is listed on the New York Stock Exchange under the symbol "PKY." The closing price of the Common Stock as reported on the NYSE on October 8, 1999 was $31 5/16 per share. Our Common Stock is subject to certain restrictions on ownership and transfer designed to assist us in maintaining our status as a REIT for federal income tax purposes.

                           --------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
              SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                           ---------------------------


                The date of this Prospectus is October 11, 1999.

         No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included or incorporated by reference in this Prospectus. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy any securities to any person in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than date on the front of this document.


                                TABLE OF CONTENTS


Description                                                 Page
-----------                                                 ----

Forward-Looking Statements .................................   3
Where You Can Find More Information ........................   4
Incorporation of Certain Documents By Reference ............   5
About This Prospectus ......................................   6
The Company ................................................   6
Selling Stockholders .......................................   6
Plan of Distribution .......................................   9
Use of Proceeds ............................................   9
Description of Capital Stock ...............................   9
Legal Matters ..............................................  11
Experts ....................................................  12

                           FORWARD-LOOKING STATEMENTS


         This Prospectus and the documents incorporated by reference herein include forward-looking statements. We have based these forward-looking statements on our current expectations, estimates and projections. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements concern matters that involve potential risks and uncertainties and, therefore, actual results may differ materially. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus and the documents incorporated by reference herein might not occur. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

         Important facts that may affect these expectations, estimates and projections include, but are not limited to the:

         - effect of future events on our financial performance;

         - risks associated with financing our future acquisitions, such as the failure to obtain such financing and trends in interest rates;

         - risks associated with the leasing of our properties, such as non-renewal or defaults;

         - risks associated with our property acquisitions, such as the difficulties in identifying properties to acquire, difficulties in effecting acquisitions and the lack of predictability with respect to financial returns;

         - risks associated with maintaining our status as a REIT for federal income tax purposes; and

         - risks associated with real estate ownership, such as changes in real estate and zoning laws and increases in real property tax rates.

                       WHERE YOU CAN FIND MORE INFORMATION


         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed a Registration Statement of which this Prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement contains additional information about us and the Common Stock. You may view the Registration Statement and exhibits on the SEC's web site. Also, you may inspect the Registration Statement and exhibits without charge at the SEC's public reference rooms and you may obtain copies from the SEC at prescribed rates.

                     INCORPORATION OF DOCUMENTS BY REFERENCE


         The SEC allows us to "incorporate by reference" the information we file with them, that means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information.

         We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Selling Stockholders sell all the Common Stock.

         1. Our Annual Report on Form 10-K for the year ended December 31,
1998.

         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         3. Our Current Report on Form 8-K dated March 24, 1999.

         4. Our Quarterly Report on Form 10-Q for the quarter ended June 30,
1999.

         You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

                            Parkway Properties, Inc.
                                One Jackson Place
                                   Suite 1000
                             188 East Capitol Street
                           Jackson, Mississippi 39201
                       Attention: Chief Financial Officer
                            Telephone: (601) 948-4091

                              ABOUT THIS PROSPECTUS


         Unless the context otherwise requires, all references in this Prospectus to "we," "us," "our," or "Parkway" shall mean Parkway Properties, Inc. and its subsidiaries, including Parkway Properties LP, a limited partnership the sole general partner of which is a wholly-owned subsidiary of Parkway, on a consolidated basis and, as the context may require, their predecessors.


                                   THE COMPANY


         We are a self-administered real estate investment trust ("REIT") specializing in the acquisition, ownership, management, financing and leasing of office properties in the Southeastern United States and Texas. Parkway and its predecessors have been public companies engaged in the real estate business since 1971, and have successfully operated and grown through several major real estate cycles. As of September 22, 1999, we owned or had an interest in 53 office properties located in 12 states encompassing approximately 7.4 million net rentable square feet. We seek to acquire Class A, A- or B+ office properties ranging in size from 50,000 to 500,000 net rentable square feet in markets characterized by above-average employment and population growth.

         Our principal executive offices are located at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and our telephone number is (601) 948-4091.


                              SELLING STOCKHOLDERS


         This Prospectus relates to shares of Common Stock that may be acquired by the Selling Stockholders upon the exercise of options granted pursuant to the Plans. The address of each Selling Stockholder is c/o Parkway Properties, Inc., One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

         The Selling Stockholders are executive officers and directors of Parkway. The following table sets forth the name of each Selling Stockholder, his or her position(s) with us during the past three years, the number of shares of Common Stock of each Selling Stockholder (i) owned of record as of September 1, 1999 (prior to this offering), (ii) that are registered hereunder, some or all of which shares may be sold pursuant to this Prospectus, and (iii) the number of shares of Common Stock and the percentage, if 1% or more of the total class of Common Stock outstanding, to be beneficially owned by each Selling Stockholder following this offering, assuming the exercise of all options granted under the Plans and the sale of all shares of

Common Stock registered hereby acquired upon the exercise of such options. There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the shares of Common Stock offered by them pursuant to this Prospectus.




                                 Number of Shares                          Number of        Number of
                                  of Common Stock   Number of              1997 Plan        1994 Plan
                                    Owned as of     Recognition Plan       Shares of        Shares of
  Name and Position Held with    September 1, 1999  Shares of             Common Stock    Common Stock
        Parkway for the                             Common Stock to          to be            to be
       Past 3 Years (1)                             be Registered          Registered      Registered
-------------------------------- ------------------ -------------------  ---------------  --------------
Leland R. Speed .......                170,312 (2)          0                  0                 64,506
  Chief Executive Officer
  until 1997 and Chairman

Steven G. Rogers                       123,902 (3)          0                  0                117,006
  Chief Executive Officer
  since 1997, President,
  Chief Operating Officer
  and Director

Sarah P. Clark .......                  31,300 (4)          0                  0                 66,755
  Senior Vice President,
  Chief Financial Officer
  and Secretary, Treasurer
  from 1996 to 1999

David R. Fowler ......                  20,242 (5)          0                  0                 33,625
  Senior Vice President
  since 1997, Vice
  President from 1996 to
  1997 and an Asset
  Manager; Vice President
  of Parkway Realty
  Services, LLC ("Parkway
  Realty") since 1998


                                                         Number of
                                                         Shares of
                                    Number of          Common Stock
                                    1991 Plan         Owned Assuming
                                    Shares of         Sale of Shares
  Name and Position Held with      Common Stock      of Common Stock
        Parkway for the               to be             Registered
       Past 3 Years (1)             Registered          Hereunder
--------------------------------  ---------------  -----------------
Leland R. Speed .......                     0            150,312
  Chief Executive Officer
  until 1997 and Chairman

Steven G. Rogers .......                    0             84,902
  Chief Executive Officer
  since 1997, President,
  Chief Operating Officer
  and Director

Sarah P. Clark .......                      0             12,129
  Senior Vice President,
  Chief Financial Officer
  and Secretary, Treasurer
  from 1996 to 1999

David R. Fowler ......                      0              7,792
  Senior Vice President
  since 1997, Vice
  President from 1996 to
  1997 and an Asset
  Manager; Vice President
  of Parkway Realty
  Services, LLC ("Parkway
  Realty") since 1998




                                 Number of Shares                          Number of        Number of
                                  of Common Stock   Number of              1997 Plan        1994 Plan
                                    Owned as of     Recognition Plan       Shares of        Shares of
  Name and Position Held with    September 1, 1999  Shares of             Common Stock    Common Stock
        Parkway for the                             Common Stock to          to be            to be
       Past 3 Years (1)                             be Registered          Registered      Registered
-------------------------------- ------------------ -------------------  ---------------  --------------
James M. Ingram .........               18,000 (6)          0                  0                 35,500
  Senior Vice President
  since 1997, Vice
  President from 1994 to
  1997 and an Asset
  Manager; President of
  Parkway Realty since
  1998

G. Mitchel Mattingly .......            33,686 (7)          0                  0                 35,500
  Senior Vice President
  since 1997, Vice
  President from 1996 to
  1997; President of
  Parkway Texas
  Corporation from 1994 to
  1997; Vice President of
  Parkway Realty since
  1998

Regina P. Shows ........                13,000 (8)          0                  0                 25,500
  Senior Vice President and
  Treasurer since 1999,
  Vice President from 1998
  to 1999 and Controller
  from 1992 to 1999

Daniel C. Arnold ........               21,952              0                 900                     0
  Director

Roger P. Friou ..........               32,051              0                 900                     0
  Director

Martin L. Garcia ........                4,900 (9)          0                 600                     0
  Director since 1998



                                                          Number of
                                                          Shares of
                                     Number of          Common Stock
                                     1991 Plan         Owned Assuming
                                     Shares of         Sale of Shares
  Name and Position Held with       Common Stock      of Common Stock
        Parkway for the                to be             Registered
       Past 3 Years (1)              Registered          Hereunder
--------------------------------   ---------------  -----------------
James M. Ingram .........                   0              6,000
  Senior Vice President
  since 1997, Vice
  President from 1994 to
  1997 and an Asset
  Manager; President of
  Parkway Realty since
  1998

G. Mitchel Mattingly .......                0             15,936
  Senior Vice President
  since 1997, Vice
  President from 1996 to
  1997; President of
  Parkway Texas
  Corporation from 1994 to
  1997; Vice President of
  Parkway Realty since
  1998

Regina P. Shows ........                    0              2,000
  Senior Vice President and
  Treasurer since 1999,
  Vice President from 1998
  to 1999 and Controller
  from 1992 to 1999

Daniel C. Arnold ........              15,250             21,052
  Director

Roger P. Friou ..........              14,500             20,651
  Director

Martin L. Garcia ........              10,500              4,300
  Director since 1998




                                 Number of Shares                          Number of        Number of
                                  of Common Stock   Number of              1997 Plan        1994 Plan
                                    Owned as of     Recognition Plan       Shares of        Shares of
  Name and Position Held with    September 1, 1999  Shares of             Common Stock    Common Stock
        Parkway for the                             Common Stock to          to be            to be
       Past 3 Years (1)                             be Registered          Registered      Registered
-------------------------------- ------------------ -------------------  ---------------  --------------
Michael J. Lipsey                              900          0                 900                     0
  Director since 1997

Joe F. Lynch                                48,267          0                 900                     0
  Director

C. Herbert Magruder                         55,402 (10)     0                 900                     0
  Director

W. Lincoln Mossop, Jr.                      22,000          0                 900                     0
  Director



                                                         Number of
                                                         Shares of
                                    Number of          Common Stock
                                    1991 Plan         Owned Assuming
                                    Shares of         Sale of Shares
  Name and Position Held with      Common Stock      of Common Stock
        Parkway for the               to be             Registered
       Past 3 Years (1)             Registered          Hereunder
--------------------------------  ---------------  -----------------
Michael J. Lipsey ........             13,500                  0
  Director since 1997

Joe F. Lynch .............             15,250             47,367
  Director

C. Herbert Magruder ......             15,250             54,502
  Director

W. Lincoln Mossop, Jr.....             15,250             21,100
  Director

------------------------

(1) Unless otherwise stated, each individual has held the position indicated for at least the past three years.

(2) Does not include 21,157 shares of Common Stock beneficially owned by Mr. Speed's wife, as to all of which Mr. Speed disclaims beneficial ownership. Includes 20,000 shares of Common Stock granted as incentive restricted shares under the 1994 Plan.

(3) Does not include 12,040 shares of Common Stock beneficially owned by Mr. Roger's wife, as to all of which Mr. Rogers disclaims beneficial ownership. Includes 39,000 shares of Common Stock granted to Mr. Rogers as incentive restricted shares under the 1994 Plan.

(4) Includes 500 shares of Common Stock Ms. Clark owns as custodian for her children and 18,000 shares of Common Stock granted to Ms. Clark as incentive restricted shares under the 1994 Plan.

(5) Includes 12,000 shares of Common Stock granted to Mr. Fowler as incentive restricted shares under the 1994 Plan.

(6) Includes 12,000 shares of Common Stock granted to Mr. Ingram as incentive restricted shares under the 1994 Plan.

(7) Includes 12,000 shares of Common Stock granted to Mr. Mattingly as incentive restricted shares under the 1994 Plan.

(8) Includes 8,000 shares of Common Stock granted to Ms. Shows as incentive restricted shares under the 1994 Plan.

(9) Includes 1,000 shares of Common Stock held in trust for Mr. Garcia's children, of which Mr. Garcia is the trustee, and 1,300 shares of Common Stock held by Garcia Enterprises, Inc., a company of which Mr. Garcia is President and a shareholder.

(10) Does not include 450 shares of Common Stock beneficially owned by Dr. Magruder's wife, as to all of which Dr. Magruder disclaims beneficial ownership.


                              PLAN OF DISTRIBUTION


         The Common Stock may be sold from time to time by the Selling Stockholders or by pledges, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Common Stock may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this Prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The expenses of preparing and filing this Prospectus and the related Registration Statement with the SEC will be paid by Parkway.


                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK


         The following is only a summary of some of the rights of our stockholders that might be important to you. You should refer to our Charter and Bylaws for the complete provisions thereof.

         The total number of shares of capital stock of all classes that we are authorized to issue is 100,000,000. The capital stock is currently classified as
(i) 67,400,000 shares of Common Stock, par value $0.001 per share, 10,130,655 of which were issued and outstanding as of September 22, 1999; (ii) 2,760,000 shares of 8.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), all of which are currently issued and outstanding; and (iii) 30,000,000 shares of excess stock, par value $0.001 per share ("Excess Stock"), none of which are currently issued or outstanding. The Common Stock is currently listed on the New York Stock Exchange under the symbol "PKY" and the Series A Preferred Stock is listed on the New York Stock Exchange under the symbol "PKY PrA."

         Our Board of Directors is authorized by the Charter, to classify or reclassify any unissued shares of our capital stock, by setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, such capital stock. The power of the Board of Directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class of preferred stock.

         Pursuant to the provisions of the Charter, if a transfer of stock occurs such that any person would own, beneficially or constructively, in excess of 9.8 percent of our outstanding capital stock (excluding shares of Excess Stock), then the amount in excess of the 9.8 percent limit will automatically be converted into shares of Excess Stock and any such transfer will be void ab initio. However, such restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our capital stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of Excess Stock.

         The holders of Common Stock are entitled to one vote on all matters to be voted upon by the stockholders. The holders of Common Stock have no cumulative voting rights. Additionally, subject to the rights of holders of preferred stock, holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the directors out of funds legally available therefor. The holders of shares of Excess Stock have no voting rights or dividend rights and shares of Excess Stock are not transferrable.

         The Series A Preferred Stock ranks senior to the Common Stock, our only other capital stock currently outstanding. The liquidation preference for each share of Series A Preferred Stock is $25.00, plus an amount equal to all accrued and unpaid dividends (whether or not such dividends are declared) (the "Liquidation Preference"). The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. The Series A Preferred Stock is not convertible into or exchangeable for any of our other property or securities, except that we may exchange shares of Series A Preferred Stock for shares of Excess Stock in order to ensure that we remain a qualified REIT for federal income tax purposes.

         Holders of Series A Preferred Stock generally have no voting rights except as required by law. However, whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more quarterly periods (whether consecutive or not), the holders of such shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two directors until all dividends accumulated on such shares of Series A Preferred Stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, certain changes to the terms of the Series A Preferred Stock that would be materially adverse to the rights of holders of the Series A Preferred Stock cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock. Holders of Series A Preferred Stock will have certain other voting rights under Maryland law.

         Dividends on the Series A Preferred Stock are cumulative from the date of original issuance and are payable quarterly in arrears on or about the fifteenth day of each January, April, July and October to stockholders of record on the last business day of March, June, September and December, respectively, at the fixed rate of 8.75% per annum of the Liquidation Preference (equivalent to a fixed annual rate of $2.1875 per share). Dividends on the Series A Preferred Stock will accrue whether or not our credit facilities at any time prohibit the current payment of dividends, whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

         The Series A Preferred Stock is not redeemable prior to April 23, 2003. On and after such date, the Series A Preferred Stock may be redeemed for cash at our option, in whole or in part, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon, if any, to the date fixed for redemption. The redemption price (other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the sale proceeds of our other capital stock, which may include other series of preferred stock, and from no other source.

                                  LEGAL MATTERS


         Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York will issue an opinion about the legality of the shares for us and for the Selling Stockholders.


                                     EXPERTS


         The consolidated financial statements of Parkway appearing in Parkway's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3 (FORM S-8).  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Parkway with the SEC are incorporated in this Registration Statement by reference:

         (i) Parkway's Annual Report on Form 10-K for the year ended December 31, 1998.

         (ii) Parkway's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

         (iii) Parkway's Current Report on Form 8-K dated March 24, 1999.

         (iv) Parkway's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

         (v) Description of Parkway's Common Stock in its Registration Statement on Form 8-A, filed with the SEC on August 5, 1996.

         All documents subsequently filed by Parkway pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4 (FORM S-8).  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5 (FORM S-8).  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6 (FORM S-8) AND ITEM 15 (FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Parkway's Articles of Incorporation, as amended ("Charter") contain a provision authorizing Parkway to indemnify, to the fullest extent permitted by Maryland law, its directors and officers, whether serving Parkway or, at its request, any other entity. Additionally, the Charter provides that to the fullest extent permitted by Maryland law, no director or officer shall be liable to Parkway or its stockholders for money damages.

         Section 2-418 of the Maryland General Corporation Law (the "Indemnification Statute"), the law of the state in which Parkway is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, penalties, fines, settlements and expenses, actually and reasonable incurred by them in any suit or proceeding to which they are parties unless the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith, or was the result of active and deliberate dishonesty, or the director received an improper personal benefit or, with respect to a criminal action or proceeding, the director had no reasonable cause to believe their conduct was unlawful.

         Parkway has entered into an indemnification agreement (the "Indemnification Agreement"), with each of its directors and officers, and the Board of Directors has authorized Parkway to enter into an Indemnification Agreement with each of the future directors and officers of Parkway. The Indemnification Statue permits a corporation to indemnify its directors and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of directors and officers, including insurance. The Indemnification Agreement is intended to provide indemnification to the maximum extent allowable by, or not in violation of, or offensive to, any law of the State of Maryland.

         The Indemnification Agreement provides that Parkway shall indemnify a director or officer who is a party to the agreement (the "Indemnitee"), if he or she was or is a party to or otherwise involved in any proceeding by reason of the fact that he or she was or is a director or officer of Parkway, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification shall be provided to the fullest extent permitted by the Indemnification Agreement. This is similar to the indemnification provided by the Indemnification Statute except that indemnification is not available under the Indemnification Agreement to the Indemnitee who pays any amount in settlement of a proceeding without Parkway's written consent.

ITEM 7 (FORM S-8).  EXEMPTION FROM REGISTRATION CLAIMED.

         Parkway has issued 6,300 shares of Common Stock pursuant to the 1997 Plan. All of the aforementioned issuances of securities have been made in reliance upon the exemption from registration found in Section 4(2) of the Securities Act. In the above described transactions, each optionholder/stockholder was a director of Parkway, having full access to information concerning Parkway and each had the opportunity to verify the information supplied to him. The share certificates issued have been impressed with a restrictive legend and stop transfer instructions have been lodged with Parkway's transfer agent.


ITEM 8 (FORM S-8) AND ITEM 16 (FORM S-3).  EXHIBITS.

Exhibit
Number            Description
------            -----------

(4) (a) Parkway's Articles of Incorporation (incorporated by reference to Appendix B to Parkway's Proxy Material for its 1996 Annual Meeting of Stockholders).

    (b) Articles Supplementary creating Parkway's 8.75% Series A Cumulative Redeemable Preferred Stock (incorporated by reference to the Registrant's Form 8-A filed with the Commission on April 24, 1998).

    (c)           Parkway's Bylaws, as amended (filed herewith).

5 Opinion of Jaeckle Fleischmann & Mugel, LLP regarding certain legal matters (filed herewith).

23  (a)           Consent of Ernst & Young LLP (filed herewith).

    (b) Consent of Jaeckle Fleischmann & Mugel, LLP (incorporated by reference to Exhibit 5 hereto).

24                Powers of Attorney (Included on page II-6).

99 (a) Parkway's 1991 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit B to Parkway's Proxy Statement for the 1994 Annual Meeting of Shareholders).

   (b) Parkway's 1994 Stock Option and Long Term Incentive Plan (incorporated by reference to Exhibit A to Parkway's Proxy Statement for the 1999 Annual Meeting of Stockholders).

   (c) Parkway's 1997 Non-Employee Directors' Stock Ownership Plan (incorporated by reference to Appendix B to Parkway's Proxy Material for its 1997 Annual Meeting of Stockholders).

   (d) Parkway's Employee Excellence Recognition Plan (filed herewith).


ITEM 9 (FORM S-8) AND ITEM 17 (FORM S-3).  UNDERTAKINGS.

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, State of Mississippi on October 7, 1999.

                                            PARKWAY PROPERTIES, INC.


                                            By:      /s/ Steven G. Rogers
                                                --------------------------------
                                                     Steven G. Rogers
                                                     Chief Executive Officer and
                                                     President


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Steven G. Rogers or Leland
R. Speed his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following person in the capacities on the date indicated.


NAME                                      TITLE                           DATE
----                                      -----                           ----

/s/ Leland R. Speed         Chairman                                  October 7, 1999
-------------------
Leland R. Speed


/s/ Steven G. Rogers        Director, Chief Executive                 October 7, 1999
--------------------        Officer and President
Steven G. Rogers


/s/ Regina P. Shows         Senior Vice President and Treasurer       October 7, 1999
-------------------         (Principal Accounting Officer and
Regina P. Shows                 Acting Principal Financial Officer)


/s/ Daniel C. Arnold        Director                                  October 7, 1999
---------------------
Daniel C. Arnold


/s/ Roger P. Friou          Director                                  October 7, 1999
------------------
Roger P. Friou


/s/ Martin L. Garcia        Director                                  October 7, 1999
--------------------
Martin L. Garcia


/s/ Michael J. Lipsey       Director                                  October 7, 1999
---------------------
Michael J. Lipsey


____________________        Director                                  October 7, 1999
Joe F. Lynch


/s/ C. Herbert Magruder     Director                                  October 7, 1999
-----------------------
C. Herbert Magruder


______________________      Director
W. Lincoln Mossop, Jr.


